EXHIBIT 99.1

                                      For more information, contact:

                                     Roger K. Marach, Chief Financial Officer
                                     (602) 961-2175

                                     Karen A. Silva, Manager, Investor Relations
                                     (602) 961-5567         Fax: (602) 961-2171


FOR IMMEDIATE RELEASE

               SPEEDFAM INTERNATIONAL ANNOUNCES MANAGEMENT CHANGE

               FARLEY REMAINS AS CHAIRMAN; KOUZUMA PROMOTED TO CEO

CHANDLER, Ariz. -- May 23,1997 - SpeedFam International, Inc. (NASDAQ:SFAM), a leading supplier of high-throughput chemical mechanical polishing (CMP) systems for the semiconductor and disk media industries worldwide, today announced that Makoto Kouzuma, president and chief operating officer, has been promoted to chief executive officer, effective immediately. James N. Farley, formerly chief executive officer, remains as chairman of the board.

         "This move executes our logical succession plan and recognizes the many significant contributions of Makoto Kouzuma to the growth and success of SpeedFam," said Farley. "Among other accomplishments, he has led the development of our Far East Joint Venture as a powerful source of technology and profit, and the establishment of SpeedFam as a truly global enterprise. Having Mr. Kouzuma as CEO will enable me to focus full-time on long-term business strategies for maintaining our leadership of the CMP industry and for optimizing the value of our Company to shareholders."

         Both Farley, 68, and Kouzuma, 57, have been affiliated with SpeedFam since its formative years.

         Farley joined the Company in 1960 as business manager, was promoted to vice president of sales, and then became president in 1967. In 1993, he was elected chairman and chief executive officer. Farley has served on the SpeedFam board since 1961.

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SPEEDFAM ANNOUNCES MANAGEMENT CHANGE                                      PAGE 2


         Kouzuma opened a liaison office for SpeedFam in Japan in 1969. In 1971, he helped to establish SpeedFam Co., Ltd, -- the Far East Joint Venture -- and, as executive vice president and general manager, has successfully directed its operations since that time. From 1990 to 1993, he was president of SpeedFam Corporation, the U.S. subsidiary. Kouzuma was appointed president and chief operating officer of SpeedFam International Inc., the parent company, in 1993. He has served on the board of directors since 1982.

         "I am honored by the faith and trust that Mr. Farley has shown in me, and I will do my best to perform as he expects," said Kouzuma. "I welcome his continuation as chairman and value his advice. Our 28 years of joint effort in the SpeedFam group have shown that, as a team, we are able to operate and grow a successful company."

         "I intend to be an active chairman, providing advice and counsel to Mr. Kouzuma and the rest of the management team," Farley added. "Our new CEO is an extremely capable individual, ready for the challenges and opportunities that lie ahead for SpeedFam."

THE COMPANY

         SpeedFam International, Inc. designs, develops, manufactures, markets and services chemical mechanical polishing (CMP) systems used in the fabrication of semiconductor devices and other high-throughput precision systems used in the fabrication of thin film memory disk media, semiconductor wafers and general industrial components. In addition, the Company markets and distributes polishing liquids (slurry), parts and expendables used in its customers' manufacturing processes. SpeedFam International, Inc. owns a 50-percent interest in each of two joint ventures, SpeedFam Co., Ltd. and Fujimi Corporation.

         Certain statements in this news release constitute 'forward-looking statements' within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The aforementioned risks, uncertainties and other factors are discussed in the Company's filings with the Securities and Exchange Commission (SEC).

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